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                                                                   EXHIBIT 23.1


                    [Letterhead of Ryder Scott Company, L.P.]

                      Consent of Ryder Scott Company, L.P.


         As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 2004.


                                              /s/ Ryder Scott Company, L.P.
                                              Ryder Scott Company, L.P.


Houston, Texas
March 10, 2004